UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2007

AngioDynamics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804

(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On March 28, 2007, AngioDynamics, Inc. (the "Company") announced that effective April 16, 2007, Joseph G. Gerardi will transition from his current role as Vice President, Chief Financial Officer and Treasurer to a new position as Vice President, Special Projects. In his new role, Mr. Gerardi will continue the integration of the Company’s recent acquisition of RITA Medical Systems, Inc. and develop future opportunities to build on the Company's core competencies.

(c)          On March 28, 2007, the Company announced the appointment of D. Joseph Gersuk, age 56, to the position of Senior Vice President and Chief Financial Officer, effective April 16, 2007. Mr. Gersuk will have responsibility for overseeing all financial operations, directing financial strategy, and providing strategic input and leadership on opportunities for expansion and projection of future company growth. He will report directly to Eamonn P. Hobbs, President and Chief Executive Officer.

Prior to joining the Company, Mr. Gersuk served in a variety of executive positions with emerging technology companies and other organizations. From 2003 to 2005, Mr. Gersuk served as CEO and Director of ReQuest Multimedia, Inc., a privately held company that designs, manufacturers and sells hard drive music servers for the luxury consumer market. From 1994 until 2003, Mr. Gersuk served as Executive Vice President, Chief Financial Officer and Treasurer of MapInfo Corp. (NASDAQ: MAPS), a software, data and services company.

Mr. Gersuk will receive an annual salary of $235,000 with a standard bonus opportunity of up to 35% of his base salary. In addition, Mr. Gersuk will receive a cash signing bonus of $25,000. On May 1, 2007, Mr. Gersuk will receive the following equity award grants: (i) stock options for 40,800 shares of the Company’s common stock, which will have an exercise price equal to the closing price of the Company’s common stock, as reported by The Nasdaq Stock Market on the date of grant, and which will vest in four equal annual installments of 25%; (ii) 1,126 restricted stock units, which will vest on May 30, 2009, provided Mr. Gersuk is employed with the Company on such date; and (iii) 1,126 performance shares, which will vest 50% each year beginning in 2008, provided the Company meets certain revenue and earnings per share targets.

A copy of the press release issued by the Company on March 28, 2007, announcing Mr. Gersuk’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: March 30, 2007	By:	/s/ Joseph G. Gerardi
Joseph G. Gerardi
Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 28, 2007.